Exhibit 99.1

Contacts:

Media	Investor Relations
Brian Grace	Sean Meakim
(602) 897-0205	(623) 223-5980
Brian.Grace@honeywellaerospace.us	Sean.Meakim@honeywellaerospace.us

Honeywell Aerospace reports third quarter results;
updates 2026 outlook

•Sales of $4.6 billion, reported and organic1 sales up 2% year over year
•Net income of $0.7 billion; adjusted EBIT1 of $1.2 billion, up 1% despite incremental standalone costs
•Raises full-year pro forma standalone adjusted earnings per share1 and second half free cash flow1 guidance
•Board declares inaugural quarterly dividend payment of $0.40 per share on the company’s common stock

PHOENIX, October 28, 2026 -- Honeywell Aerospace (Nasdaq: HONA) today announced results for the third quarter and declared its first quarterly dividend. The company also raised its full-year 2026 pro forma standalone adjusted earnings per share1 and second half 2026 free cash flow1 guidance ranges, maintained its full-year organic1 sales outlook, and narrowed its full-year pro forma standalone adjusted EBIT1 guidance range.

“Honeywell Aerospace delivered results above our expectations in its first quarter as a standalone company, increasing sales and adjusted EBIT sequentially and year over year as we accelerate investments to drive greater output and better serve our customers. Demand for our solutions remains robust with 9% orders growth over the last 12 months,” said Jim Currier, Chief Executive Officer of Honeywell Aerospace. “We are seeing encouraging signs from pacing suppliers as we deepen our commitment to enduring partnerships. This progress, combined with ongoing qualification of additional material sources, positions us for higher sales and output growth in 2027 and beyond.”

Initial dividend declaration
Honeywell Aerospace’s Board of Directors has approved a quarterly cash dividend of $0.40 per share of its common stock. The dividend is payable on December 4, 2026, to shareholders of record as of the close of business on November 13, 2026.

Currier added, “The Board’s decision to declare a regular dividend underscores the visibility into our durable free cash flow growth in the years ahead. Paying a competitive, growing dividend is a key component of our capital allocation strategy designed to deliver substantial shareholder value while maintaining financial flexibility and a strong investment-grade credit rating.”

Recent Honeywell Aerospace highlights
•Year to date, the company has secured more than $20 billion in new wins (estimated lifetime value) supported by the following announcements:
◦The U.S. Air Force advanced Honeywell Aerospace’s SkyShot 1600 engine, which is designed to meet all mission-critical performance parameters for collaborative combat aircraft and unmanned aircraft systems, into Preliminary Design Review as part of its Autonomous Collaborative Platform program.
◦Honeywell Aerospace secured over $2 billion in new awards to provide its advanced navigation and RF systems for several missiles and munitions programs, including some initial contracts on platforms prioritized by the Munitions Acceleration Council.
◦The City of Phoenix Aviation Department signed an agreement with Honeywell Aerospace to study how to translate the company’s Surface Alert (SURF-A) technology to ground vehicle operators on tarmacs, taxiways, and runways at three local airports, including Phoenix Sky Harbor International.

Honeywell Aerospace 3Q26 Results - 2
•The company announced a 300,000 square foot expansion of its Tempe, Arizona manufacturing facility, expected to open in late 2028. The new facility adds capacity, lean manufacturing, automation, and supply-chain resilience to support current Control Systems production, recent wins, and next generation platforms.
•Honeywell Aerospace presented an update on its supply chain transformation at a September investor conference. Key messages from the presentation included root causes and actions underway for the constraints from a small number of mechanical suppliers currently limiting output growth.

Summary financial results
Honeywell Aerospace sales for the third quarter increased 2% on a reported and organic¹ basis year over year. Backlog grew to $19.3 billion at quarter end, up 12% from the prior year, and trailing twelve-months orders were up 9%, led by Defense and Space. Adjusted EBIT1 was up 1%, including both an approximately $50 million net benefit from International Emergency Economic Powers Act (IEEPA) tariff refunds and new costs necessary as an independent public company.

($ in millions, except per share amounts)	3Q 2026	3Q 2025	% Change
Backlog	$19,324	$17,255	12%
Sales	$4,644	$4,533	2%
Net income	$737	$654	13%
Adjusted EBIT[1]	$1,161	$1,151	1%
Earnings per share[2,3]	$2.29
Adjusted earnings per share[1,2,3]	$2.21
Cash flow from operations[2]	$668
Free cash flow[1,2]	$500
End market sales
Commercial Original Equipment sales were up 7% on a reported basis and 8% organically1 to $0.7 billion as commercial air transport build rates and selectable equipment volumes increased. Commercial Aftermarket sales of $2.1 billion grew 2% year over year, driven by healthy underlying demand limited by mechanical component availability. Defense and Space sales of $1.8 billion expanded 1%, as strong growth led by the CAES and Civitanavi acquisitions was partially offset by lower international volumes due to supply constraints and the wind-down of a non-aerospace restricted government program.

($ in millions)	3Q 2026	3Q 2025	% Change	% Organic[1]
Commercial Original Equipment	$690	$642	7%	8%
Commercial Aftermarket	$2,126	$2,084	2%	2%
Defense and Space	$1,828	$1,807	1%	1%

2026 outlook
Based on third quarter results and current outlook, Honeywell Aerospace updated its prior full-year and second half guidance ranges.

	Previous guidance	Current guidance
Organic[1,4] growth	4% - 5%	4% - 5%
Pro forma standalone adjusted EBIT[1,4]	$4.35B - $4.45B	$4.375B - $4.425B
Year-over-year growth[1,4]	Flat - 3%	Up 1% - 2%
Pro forma standalone adjusted earnings per share[1,3,4]	$7.60 - $7.90	$7.85 - $8.00
Second half free cash flow[1,4]	$1.0B - $1.4B	$1.2B - $1.4B
1.See additional information at the end of this release regarding non-GAAP financial measures.
2.Comparisons to prior year pre-separation results are not presented as they are not considered meaningful.
3.Earnings per share and adjusted earnings per share for all periods prior to the spin-off is calculated using 317 million common shares based on the shares of Honeywell Aerospace common stock outstanding as of the spin-off date, June 29, 2026. It is assumed there are no dilutive equity instruments as there were no equity awards of Honeywell Aerospace outstanding prior to the spin-off.
4.Organic growth, pro forma standalone adjusted EBIT, pro forma standalone adjusted EPS and free cash flow are non-GAAP financial measures. We are unable to provide a reconciliation of these forward-looking measures to the most directly comparable GAAP measures without unreasonable effort because we cannot reliably predict the amount and timing of certain items that may be material to our GAAP results. The magnitude of these items may be material to the comparable GAAP measures.

Honeywell Aerospace 3Q26 Results - 3

Segment results
Electronic Solutions sales grew 4% year over year on a reported basis and 5% organically¹, led by strength in Commercial Original Equipment and Defense and Space. Segment adjusted EBIT¹ increased by 11% year over year as tariff refunds and pricing more than offset unfavorable mix and higher costs.

($ in millions)	3Q 2026	3Q 2025	% Change	% Organic[1]
Sales	$1,784	$1,708	4%	5%
Segment profit/segment adjusted EBIT[1]	$564	$510	11%
Engines and Power Systems sales increased 3% year over year on a reported basis and 2% organically¹, led by higher Commercial Aftermarket volumes. Segment adjusted EBIT¹ decreased 16% year over year as unfavorable mix and higher costs more than offset price and the impact of tariff refunds.

($ in millions)	3Q 2026	3Q 2025	% Change	% Organic[1]
Sales	$1,515	$1,478	3%	2%
Segment profit/segment adjusted EBIT[1]	$250	$299	(16)%
Control Systems sales were flat year over year on a reported and organic¹ basis as Defense and Space growth was offset by a decline in Commercial Aftermarket. Segment adjusted EBIT¹ increased 2% year over year as price more than offset higher costs and unfavorable mix.

($ in millions)	3Q 2026	3Q 2025	% Change	% Organic[1]
Sales	$1,345	$1,347	—%	—%
Segment profit/segment adjusted EBIT[1]	$382	$376	2%
Conference call details
Honeywell Aerospace will discuss its third quarter results and full-year 2026 guidance during an investor conference call starting at 5:00 pm EDT today. A live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (investor.honeywellaerospace.com). A replay of the webcast will be available for 30 days following the presentation.

About Honeywell Aerospace
Honeywell Aerospace (Nasdaq: HONA) is an independent global aerospace and defense company whose critical technologies are broadly deployed on the world’s leading commercial air transport, business aviation, defense and space platforms. These integrated solutions enable safer, more efficient, and more reliable missions. Headquartered in Phoenix, Arizona, the company employs more than 36,000 people globally and supports more than 10,000 customers. With a broad portfolio spanning avionics and navigation systems, engines and power systems, and control systems for aircraft, Honeywell Aerospace combines commitment and deep engineering expertise to drive innovation and long-term value for the aerospace industry. For more information, visit www.honeywellaerospace.com or follow Honeywell Aerospace on LinkedIn.

Additional information
Honeywell Aerospace uses our Investor Relations website, investor.honeywellaerospace.com, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, public conference calls, and webcasts.

Forward-looking statements
We describe many of the trends and other factors that drive our business and future results in this release. These discussions contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, estimates, forecasts, or anticipates will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control.

Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those reflected in such statements. Important factors that could cause Honeywell Aerospace's actual results to differ materially from those projected in any forward-looking statements include, but are not limited to: (i) risks relating to Honeywell Aerospace's spin-off from Honeywell International Inc., including our ability to realize the anticipated benefits of operating as an independent public company;

Honeywell Aerospace 3Q26 Results - 4
(ii) supply chain disruptions, including constraints on or changes in the price or availability of raw materials and components; (iii) our ability to successfully develop new technologies and introduce new products; (iv) our ability to compete successfully in the markets in which we operate; (v) changes in demand for our products and services, including conditions in the commercial aerospace, business aviation, and defense and space markets; (vi) changes in government spending and risks associated with our government contracts; (vii) other economic, business, competitive, regulatory, geopolitical, and market factors described in our filings with the Securities and Exchange Commission ("SEC"); (viii) the impact of tariffs, including the amount and timing of any tariff refunds; (ix) adverse outcomes of litigation matters and government and other proceedings; and (x) our ability to declare and pay dividends in future periods.

These forward-looking statements should be considered in light of the information included in this release, our Registration Statement on Form 10-12B, as amended (File No. 001-43173), including the final Information Statement dated June 15, 2026 furnished as Exhibit 99.1 to our Current Report on Form 8-K filed on June 15, 2026, our Quarterly Reports on Form 10-Q for the quarters ended June 27, 2026 and September 26, 2026, and our other filings with the SEC. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. Any forward-looking plans described herein are not final and may be modified or abandoned at any time. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law.

This release contains financial measures presented on a non-GAAP basis. Honeywell Aerospace’s non-GAAP financial measures used in this release are as follows:

Organic sales growth,
Adjusted EBIT,
Pro forma standalone adjusted EBIT,
Adjusted earnings per share,
Pro forma standalone adjusted earnings per share,
Free cash flow, and
Segment adjusted EBIT.

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Honeywell Aerospace 3Q26 Results - 5
Honeywell Aerospace Inc.
Consolidated Statements of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Product sales	$2,690	$2,533	$7,723	$7,191
Service sales	1,954	2,000	5,795	5,705
Net sales	4,644	4,533	13,518	12,896
Costs, expenses and other
Cost of products sold	1,985	1,950	5,805	5,422
Cost of services sold	944	926	2,787	2,730
Total cost of products and services sold	2,929	2,876	8,592	8,152
Research and development expenses	216	186	586	520
Selling, general and administrative expenses	471	441	1,757	1,189
Interest expense (income), net	187	(5)	404	(14)
Other (income) expense, net	(60)	294	100	375
Total costs, expenses and other	3,743	3,792	11,439	10,222
Income before taxes	901	741	2,079	2,674
Income tax expense	164	87	444	382
Net income	737	654	1,635	2,292
Less: Net income attributable to noncontrolling interests	11	10	29	27
Net income attributable to Aerospace	$726	$644	$1,606	$2,265
Earnings per share of common stock - basic	$2.29	$2.03	$5.07	$7.15
Earnings per share of common stock - diluted	$2.29	$2.03	$5.06	$7.15

Honeywell Aerospace 3Q26 Results - 6
Honeywell Aerospace Inc.
Consolidated Balance Sheets (Unaudited)
(Dollars in millions, except per share amounts)

	September 26, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,558	$213
Accounts receivable, less allowances of $54 and $33, respectively	2,324	2,156
Inventories	4,624	4,311
Current contract assets	1,462	1,366
Other current assets	544	344
Total current assets	10,512	8,390
Property, plant and equipment, net	2,318	2,101
Goodwill	3,035	3,025
Other intangible assets, net	2,239	2,177
Deferred tax assets	72	412
Pension assets	3,039	13
Other assets	1,817	1,567
Total assets	$23,032	$17,685
LIABILITIES
Current liabilities:
Accounts payable	$2,931	$2,883
Current contract liabilities	1,612	1,589
Accrued liabilities	1,857	2,105
Total current liabilities	6,400	6,577
Long-term debt	15,853	4
Contract liabilities	1,075	1,091
Deferred tax liabilities	679	61
Other liabilities	1,514	1,456
Total liabilities	25,521	9,189
EQUITY
Preferred stock, par value $0.01 per share; 40.0 million shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 1.0 billion shares authorized; 317.0 million shares issued and outstanding as of September 26, 2026; no shares issued and outstanding as of December 31, 2025	3	—
Additional paid-in capital	29	—
Accumulated deficit	(1,804)	—
Net Parent investment	—	8,609
Accumulated other comprehensive loss	(800)	(210)
Total (deficit) equity attributable to Aerospace	(2,572)	8,399
Noncontrolling interests	83	97
Total (deficit) equity	(2,489)	8,496
Total liabilities and (deficit) equity	$23,032	$17,685

Honeywell Aerospace 3Q26 Results - 7
Honeywell Aerospace Inc.
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$737	$654	$1,635	$2,292
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	69	70	214	204
Amortization	53	21	141	99
Pension (income) expense	(76)	1	(72)	4
Stock compensation expense	28	16	89	62
Deferred income taxes	(44)	(57)	(8)	(186)
Other	13	13	(45)	33
Changes in assets and liabilities:
Accounts receivable	134	(179)	(231)	(390)
Inventories	(158)	5	(323)	(262)
Contract assets	(47)	(49)	(95)	(76)
Other assets	(100)	40	(185)	78
Accounts payable	156	13	23	(57)
Contract liabilities	(15)	85	14	4
Other liabilities	(82)	206	(143)	59
Net cash provided by operating activities	668	839	1,014	1,864
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(168)	(138)	(428)	(372)
Increase in investments, net	—	—	(5)	(1)
Amounts advanced for related party loans receivable	—	(12)	(7)	(19)
Payments received from related party loans receivable	—	—	51	—
Other	4	—	4	—
Net cash used for investing activities	(164)	(150)	(385)	(392)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	—	15,843	—
Net transfers from (to) Parent	7	(622)	(15,080)	(1,224)
Other	(12)	(16)	(24)	(41)
Net cash (used for) provided by financing activities	(5)	(638)	739	(1,265)
Effect of foreign exchange rate changes on cash and cash equivalents	2	—	(23)	19
Net increase in cash and cash equivalents	501	51	1,345	226
Cash and cash equivalents at beginning of period	1,057	419	213	244
Cash and cash equivalents at end of period	$1,558	$470	$1,558	$470

Honeywell Aerospace 3Q26 Results - 8
Honeywell Aerospace Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
Net sales	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Electronic Solutions	$1,784	$1,708	$5,299	$4,903
Engines & Power Systems	1,515	1,478	4,341	4,142
Control Systems	1,345	1,347	3,878	3,851
Total Net sales	$4,644	$4,533	$13,518	$12,896

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Nine Months Ended
Segment profit	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Electronic Solutions	$564	$510	$1,533	$1,395
Engines & Power Systems	250	299	705	748
Control Systems	382	376	1,098	1,184
Corporate and All Other	(35)	(34)	(85)	(70)
Total Segment profit	1,161	1,151	3,251	3,257
Amortization of acquisition-related intangibles[1]	(28)	(3)	(72)	(37)
Stock compensation expense[2]	(28)	(16)	(89)	(62)
Transaction costs[3]	(18)	(143)	(540)	(160)
Environmental expenses[4]	(19)	(258)	(61)	(363)
Honeywell trademark license expense[2]	(54)	—	(54)	—
Pension income (expense)[5]	76	(1)	72	(4)
Interest (expense) income, net	(187)	5	(404)	14
Other, net[6]	(2)	6	(24)	29
Income before taxes	$901	$741	$2,079	$2,674

1.Amounts included in Cost of products and services sold and Selling, general and administrative expenses.
2.Amounts included in Selling, general and administrative expenses.
3.Amounts included in Selling, general and administrative expenses and Other (income) expense, net.
4.Amounts included in Cost of products and services sold and Other (income) expense, net.
5.Amounts included in Cost of product and services sold, Selling, general and administrative, Research and development, and Other (income) expense, net.
6.Amounts include repositioning charges and other expenses.

Honeywell Aerospace 3Q26 Results - 9
Non-GAAP Financial Measures
The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP).
Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. Management believes these non‑GAAP financial measures provide investors with useful supplemental information related to our performance period to period, align the measures to how management evaluates performance internally, and make it easier for investors to compare our performance to peers. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Other companies may calculate these non-GAAP measures differently, limiting the usefulness of these measures for comparative purposes.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors are urged to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate Honeywell Aerospace’s business.
Information reconciling forward-looking GAAP financial measures to non-GAAP financial measures related to full-year 2026 guidance, including organic sales growth, pro forma standalone adjusted EBIT, pro forma standalone adjusted earnings per share, and second half free cash flow, is not available because management cannot reliably predict or estimate certain items without unreasonable effort. These items include fluctuations in global currency markets; the timing, occurrence and impact of acquisition and divestiture transactions; pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets; and the timing of working capital cash flows and capital expenditures. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results.

Honeywell Aerospace 3Q26 Results - 10
Honeywell Aerospace Inc.
Reconciliation of Organic Sales Percent Change for Total Company and by Segment
(Unaudited)

3Q 2026 v. 3Q 2025
Honeywell Aerospace
Reported sales percent change	2%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	2%

Electronic Solutions
Reported sales percent change	4%
Less: Foreign currency translation	(1)%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	5%

Engines & Power Systems
Reported sales percent change	3%
Less: Foreign currency translation	1%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	2%

Control Systems
Reported sales percent change	—%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	—%
We define organic sales percent change as the year-over-year change in reported Net sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date, and other items that are unusual and non-recurring in nature (e.g., impact of comprehensive settlement related to Flexjet litigation). We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Aerospace 3Q26 Results - 11
Honeywell Aerospace Inc.
Reconciliation of Organic Sales Percent Change by End Market
(Unaudited)

3Q 2026 v. 3Q 2025
Commercial Original Equipment
Reported sales percent change	7%
Less: Foreign currency translation	(1)%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	8%

Commercial Aftermarket
Reported sales percent change	2%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	2%

Defense and Space
Reported sales percent change	1%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	1%
We define organic sales percentage as the year-over-year change in reported Net sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date, and other items that are unusual and non-recurring in nature (e.g., impact of comprehensive settlement related to Flexjet litigation). We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Aerospace 3Q26 Results - 12
Honeywell Aerospace Inc.
Reconciliation of Net Income to Segment Profit and Adjusted EBIT
(Unaudited)
(Dollars in millions)

	Three Months Ended
	September 26, 2026	September 27, 2025
Net income	$737	$654
Income tax expense	164	87
Amortization of acquisition-related intangibles(1)	28	3
Stock compensation expense(2)	28	16
Environmental expense(3)	19	258
Transaction costs(4)	18	143
Honeywell trademark license expense(2)	54	—
Pension (income) expense(5)	(76)	1
Interest expense (income), net	187	(5)
Other, net(6)	2	(6)
Total Segment Profit/Adjusted EBIT	$1,161	$1,151
1.Amounts included in Cost of products and services sold and Selling, general and administrative.
2.Amounts included in Selling, general and administrative expenses.
3.Amounts included in Cost of products and services sold and Other (income) expense, net.
4.Amounts included in Selling, general and administrative expenses and Other (income) expense, net.
5.Amounts included in Cost of products and services sold, Selling, general and administrative, Research and development, and Other (income) expense, net.
6.Amounts include repositioning and other charges.

We define Total segment profit as Net income excluding taxes, interest, amortization of acquisition-related intangibles, stock compensation expense, environmental expense, pension (income) expense, repositioning and other charges, transaction costs, expenses associated with the Honeywell trademark license, and other items within Other (income) expense, net. We define adjusted EBIT as Net income excluding taxes, excluding interest, amortization-related intangibles, stock compensation expense, environmental expense, pension (income) expense, repositioning and other charges, transaction costs, expenses associated with the Honeywell trademark license, other items within Other (income) expense, net, and other items that are unusual or non-recurring in nature, including but not limited to impairment charges and litigation charges (e.g., comprehensive settlement related to Flexjet litigation). We believe these measures are useful to investors as they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making, as well as understanding ongoing operating trends.

Honeywell Aerospace 3Q26 Results - 13
Honeywell Aerospace Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share
(Unaudited)

Three Months Ended
September 26, 2026
Earnings per share of common stock - diluted[1]	$2.29
Amortization of acquisition-related intangibles[2]	0.06
Transaction costs[3]	0.04
Pension income[4]	(0.18)
Adjusted earnings per share of common stock - diluted	$2.21

1.For the three months ended September 26, 2026, adjusted earnings per share utilizes weighted average shares of 317.7 million.
2.For the three months ended September 26, 2026, acquisition-related intangibles amortization was $21 million, net of tax benefit of $7 million.
3.For the three months ended September 26, 2026, transaction related costs were $14 million, net of tax benefit of $4 million.
4.For the three months ended September 26, 2026, pension income was $58 million, net of tax expense of $18 million.

We define adjusted earnings per share as diluted earnings per share adjusted to exclude various charges as listed above. We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Aerospace 3Q26 Results - 14
Honeywell Aerospace Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited)
(Dollars in millions)

Three Months Ended,
September 26, 2026
Cash provided by operating activities	$668
Capital expenditures	(168)
Free cash flow	$500
We define free cash flow as cash provided by operating activities less cash for capital expenditures and excluding the cash payments for settlement of Flexjet-related litigation matters.
We believe this measure is useful to investors and management as a measure of cash generated by operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This measure can also be used to evaluate our ability to generate cash flow from operations and the impact that this cash flow has on our liquidity.